                                  EXHIBIT 21.1

                SUBSIDIARIES OF PREMIER MORTGAGE RESOURCES, INC.

                           -------------------------

                             Premier Mortgage
                             Resources, Inc.


                           -------------------------
                                        |
                                        |
                                        |
                                        |
                           -----------------------------

                             United National, Inc.



                           -----------------------------
                                        |
                                        |
                                        |
                              ----------------------

                                United National
                                Mortgage, Inc.


                              ----------------------

      Currently, United National, Inc. owns only 1% of United National Mortgage, LLC; however, upon approval of a change in control by New York State Department of Banking, the remaining 99% interest currently held by Donald Wilen will be transferred to United National, Inc. without further notice.